SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 16, 2014

SYNERGY RESOURCES CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-35245	20-2835920
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20203 Highway 60
Platteville, Colorado 80651
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:           (970) 737-1073

N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events

On October 16, 2014 Synergy issued a press release, filed as Exhibit 99.1, announcing that as of August 31, 2014.

•	Synergy's proved reserve evaluation increased 133% to 32.2 million BOE compared to 13.8 million BOE as of August 31, 2013 and that

•	the present value of Synergy's proved reserves discounted by 10%, increased 126% over the past fiscal year to $534 million from $236 million.

On October 16, 2014, Synergy posted a power point presentation, filed as Exhibit 99.2, on its website.

The reserve report, which was the basis of the October 16, 2014 press release,  was prepared by Ryder Scott, Synergy's independent petroleum reserve engineer and is filed as Exhibit 99.3.

Item 9.01                          Exhibits

Exhibit Number	Description of Document

99.1	October 16, 2014 Press Release
99.2	Power Point Presentation
99.3	Ryder Scott Report regarding oil and gas reserves as of August 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2014

SYNERGY RESOURCES CORPORATION

By:	/s/ Frank L. Jennings

Frank L. Jennings, Principal Financial and Accounting Officer